SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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SOLAR THIN FILMS, INC.
(Name of Registrant As Specified In Its Charter)

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SOLAR THIN FILMS INC.
25 Highland Boulevard
Dix Hills, New York 11746

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Dix Hills, New York
January 19, 2007

This information statement has been mailed on or about January 19, 2007 to the stockholders of record on January 16, 2007 (the “Record Date”) of Solar Thin Films, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders holding a majority of the outstanding voting stock of the Company, dated as of June 15, 2006. The actions to be taken pursuant to the written consent shall be taken on or about February 8, 2007, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Robert Rubin
Director

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING VOTING STOCK IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JUNE 15, 2006

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to written consent by stockholders holding a majority of the outstanding voting stock of the Company, dated as of June 15, 2006, in lieu of a special meeting of the stockholders. Such action will be taken on or about February 8, 2007:

1. amend the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company from 40,000,000 shares to 150,000,000 shares; and

2. effect a one for 1.6 reverse stock split of the Company’s common stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 40,000,000 shares of Common Stock, of which 26,246,700 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of June 15, 2006 have voted in favor of the foregoing proposals by resolution dated June 15, 2006; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on February 8, 2007.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

On June 15, 2006, stockholders of the Company holding a majority of the outstanding voting stock of the Company approved an amendment to the Company’s Certificate of Incorporation, as amended, to replace Article Fourth (a) in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company’s Certificate of Incorporation, as amended, currently authorizes for issuance 42,700,000 shares consisting of 40,000,000 of Common Stock and 2,700,000 shares of preferred stock. The approval of this amendment to the Certificate of Incorporation will increase the Company’s authorized shares of Common Stock to 150,000,000. The Company currently has authorized common stock of 40,000,000 shares and approximately 26,246,700 shares of Common Stock are issued and outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions.

Article Fourth (a) of the Company’s Certificate of Incorporation currently is as follows:

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 42,700,000 shares consisting of: (a) 40,000,000 shares of Common Stock, $.01 par value per share (the “Common Stock”);”

Upon filing of the amendment to increase the Company’s authorized shares of common stock from 40,000,000 to 150,000,000, the Company Certificate of Incorporation will be as follows:

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 152,700,000 shares consisting of: (a) 150,000,000 shares of Common Stock, $.01 par value per share (the “Common Stock”);”

INCREASE IN AUTHORIZED COMMON STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the Record Date, a total of 26,246,700 shares of the Company's currently authorized 40,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

•
Commencing in March 2006 through June 2006, the Company entered into Securities Purchase Agreements with shareholders of Kraft that together owned 95.5% of the equity interest in Kraft to acquire their interests. On June 14, 2006, the Company closed on the acquisition of 95.5% of the outstanding securities of Kraft and, as a result, Kraft is now a majority-owned subsidiary of the Company. In consideration for the shares of Kraft, the Company issued the sellers an aggregate of 95,500 shares of Series B-4 Preferred Stock of the Company (the “Preferred Shares”). The Preferred Shares are each automatically convertible into 350 shares of common stock or an aggregate of 33,425,000 shares of common stock upon the Company increasing its authorized shares of common stock and, prior to such conversion, the Preferred Shares will have the same voting rights of the shares of common stock and vote together with the shares of common stock on all matters.

•
On June 14, 2006, the Company entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 (the “June 2006 Financing”). In connection with the June 2006 Financing, the Company issued the following securities to the June 2006 Investors:

-	$6,000,000 in senior secured convertible notes (the “June 2006 Notes”);
-	4,800,000 shares of common stock of the Company (the “June 2006 Shares”);
-	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);
-	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);
-	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and
-	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis. The Company presently does not have an adequate amount of shares of common stock in the event that each of the warrants were exercisable. As a result, the warrants are only exercisable upon the Company increasing its authorized shares of Common Stock to 150,000,000.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into the Company’s common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share. The Company granted the June 2006 Investors a first priority security interest in all of the Company’s assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, the Company pledged the shares held in Kraft as collateral to the June 2006 Investors.

The Company granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

ONE FOR 1.6 REVERSE STOCK SPLIT

On June 15, 2006, the stockholders of the Company holding a majority of the voting stock of the Company approved a Reverse Stock Split pursuant to which each one and six tenths of currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of Common Stock (the "New Shares"). The one for one and six tenth reverse stock split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 1.6 to 1. Accordingly, as a result of the Reverse Stock Split, with the increase in the authorized common stock, the Company will have approximately 133,595,812 authorized but unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. The Company engaged in both the Reverse Stock Split and the increase in its authorized shares to provide for an adequate amount of unissued shares to be used in connection with acquisitions or subsequent financings and to also provide for the appropriate amount of shares outstanding in light of our market price and capitalization. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the Reverse Stock Split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

The Reverse Stock Split will not alter any shareholder's percentage interest in the Company's outstanding shares of common stock, except to the extent that the Reverse Stock Split results in any of the Company's shareholders owning a fractional share. All fractional shares shall be rounded up to the next whole number of shares. The principal effects of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from approximately 26,246,700 to approximately 16,404,188.

In addition, commencing with the effective date of the Reverse Stock Split, all outstanding derivative securities, unless the amount of shares that such security is convertible into is protected against stock splits, entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise or conversion of their derivative security, 1/1.6 of the number of shares of the Company's common stock which such holders may purchase upon exercise or conversion of their derivative securities. In addition, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding derivative securities will be increased by a multiple of 1.6 unless the exercise or conversion price is protected against stock splits.

The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

(v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

DESCRIPTION OF KRAFT RT.

History

On August 9, 2005, the Company entered into a Share Purchase Agreement (the “Agreement”) with Kraft and the shareholders of Kraft Rt. Pursuant to the Agreement, the Company agreed to acquire 100% of the outstanding interest in Kraft. On January 30, 2006, the Agreement expired pursuant to its own terms.

Commencing in March 2006 through June 2006, the Company entered into Securities Purchase Agreements with shareholders of Kraft that together owned 95.5% of the equity interest in Kraft to acquire their interests. On June 14, 2006, the Company closed on the acquisition of 95.5% of the outstanding securities of Kraft and, as a result, Kraft is now a majority-owned subsidiary of the Company.

In consideration for the shares of Kraft, the Company issued the sellers an aggregate of 95,500 shares of Series B-4 Preferred Stock of the Company (the “Preferred Shares”). The Preferred Shares are each automatically convertible into 350 shares of common stock or an aggregate of 33,425,000 shares of common stock upon the Company increasing its authorized shares of common stock and, prior to such conversion, the Preferred Shares will have the same voting rights of the shares of common stock and vote together with the shares of common stock on all matters.

In July 2006, the Company changed its name from American United Global Inc. to Solar Thin Films, Inc.

Kraft Organizational History

Kraft History

Kraft was founded in 1993, shortly after the breakup of the communist economy in Hungary. Its founding members were associated with the Hungarian Central Research Institute for Physics. Shortly after Kraft commenced operations, it became a distributor for Edwards Vacuum, the major British manufacturer of vacuum pumps and components. Kraft is presently engaged in the design, development and construction on behalf of its customers of turnkey manufacturing plants that produce photovoltaic thin film modules for sale. We expect the primary use of such photovoltaic thin film modules is to be used by corporations and governments in the development and construction of solar power plants. Kraft, in the future, may further integrate itself in this industry through the engagement in other areas including, but not limited to, operating the manufacturing plants, selling thin film photovoltaic modules, installing the thin film photovoltaic modules and managing solar power plants.

In 1996, Kraft received a purchase order to develop thin film deposition facilities that produce amorphous silicon based thin film photovoltaics. In the subsequent years, Kraft has manufactured and installed four such facilities in Princeton, New Jersey, Budapest, Hungary, China and Greece. The facility in Greece is expected to be completed this year. In producing these facilities, Kraft developed all aspects needed for it to become a leading manufacturer of plants and equipment that produce photovoltaics modules that utilize thin film technology. Photovoltaics ("PV") is the science of capturing and converting sun light into electricity.

Kraft Overview

We conduct our business operations via the recently acquired Kraft subsidiary, our majority-owned subsidiary. As used hereinafter in this prospectus, the terms “Solar”, “we,” “us,” or “our” refer to Solar Thin Films, Inc and its wholly-owned subsidiaries, including Kraft. We are an equipment manufacturing company headquartered in Budapest, Hungary and historically has been engaged in the design, development and manufacturing of vacuum based production and quality control equipment used in several hi-tech industries. Over its ten year existence, Kraft has developed and manufactured a line of equipment serving the semiconductor industry, glass coating technologies and, more recently, the photovoltaic industry. We are presently focusing substantially all of its efforts on the design, development and construction of turnkey manufacturing plants that produce photovoltaic thin film modules for sale and expects most of its near term growth to develop through the manufacturing of its turnkey facilities.

Through our association with strategic partners and TerraSolar Global, Inc. (“TerraSolar”), a Delaware corporation, we are seeking to secure a leading position as the primary supplier of turnkey facilities to manufacture thin film based photovoltaic modules. Such turnkey facility consists of all the hardware and machinery manufactured, assembled, and installed by the Company and all the software, know-how and training associated with the manufacturing process supplied by our strategic partners. Historically, the strategic partner has served as the main contractor guaranteeing process performance to the buyer, and Kraft is the equipment supplier through TerraSolar to the buyer. We also have a right to market and sell such turnkey facilities. TerraSolar, Inc. (“TSI”) owns approximately 49% of the outstanding securities of TerraSolar. Zoltan Kiss, a director and shareholder of our company, through TSI, is a shareholder of TerraSolar.

Kraft Product Development

PV Modules on Glass Substrate

Kraft has developed manufacturing equipment used in its turnkey manufacturing facilities that produce thin-film based modules on a glass substrates. By 2006, Kraft constructed three turnkey manufacturing facilities, and is currently in the process of completing a fourth facility, to manufacture amorphous silicon based photovoltaic modules. The PV industry and other industries using thin-film technology are changing very rapidly, and it is imperative that Kraft carry on R&D activities to develop the next generation deposition equipment. To accomplish this, there is an ongoing R&D activity together with Kraft’s strategic partners, Terrasolar and RESI, to develop:

•	manufacturing equipment to manufacture copper indium gallium diselenide (CIGS) based PV modules on a 2ft x 4ft glass substrate;

•	manufacturing technology for thin-film based PV modules that will be able to use substrate size 4ft x 8ft; and

•	automated glass handling and robotic processes to eliminate labor costs from PV module production.

Thin-Film Photovoltaic on Flexible Substrates

While a large part of the PV industry that generates electricity for cost-efficient electric power applications will continue to use the glass-to-glass thin film PV modules, there is still an appreciable part of the market where thin film photovoltaics on a flexible substrate will be the technology of choice. These markets include:

•	portable instrumentation chargers because of lighter weight and easy form factors;

•	applications where the non-breakable part of a metal substrate is an advantage, for example, battery chargers on boats;

•	in transportation, as the skin of automobiles; and

•	in space applications and as photovoltaic powered aircraft, where both the lower weight and flexibility are important factors

Generally, the manufacturing equipment to deposit thin films on flexible substrates would use roll to roll coaters. In the case of polymeric organic substrates, special attention has to be made to limit the use of high temperatures to temperatures that are limited by the characteristics of organic materials. The main challenge with the flexible metallic substrate is how to build up voltage of serially interconnected devices to eliminate the shorting between cells due to the conductive metallic substrates.

Architectural Glass Applications

One large existing market for thin films on a glass substrate has been used in the architectural glass industry to create glass windows with reflective properties to enhance the insulation. Similar coated glass using different color films has been used as architectural glass on the sides of skyscrapers. Kraft’s technology is capable of preparing such glass, and, in some cases, can add a photovoltaic element to it. There is ongoing R&D effort to extend the application of building integrated photovoltaics or BIPV modules to window glass in high-rise buildings.

Kraft Market

Management believes the PV industry is currently growing from infancy to adolescence. We believe this growth is aided by the concerns of global warming, governmental incentives, political and institutional involvement and the economics of the PV industry. We believe the strongest force in causing the move from fossil fuels to PV is the economics of PV. Since the cost of the PV module represents more that 50% of the cost of installed PV systems, to manufacture the lowest cost PV modules secures the greatest competitive edge and advantage in the market place.

The market presently consists substantially of modules produced using crystalline and polycrystalline silicon. Most of the thin films that have been produced, until now, use amorphous silicon on a glass substrate. The costs of the thin film based modules are less than half of those for crystalline silicon. Based on the economic pressures by this major cost difference, Kraft believes that the ratio of crystalline to thin film in the product mix will substantially shift in the next decade.

Most of this growth has taken place using crystalline and polycrystalline modules. Kraft management believes the emergence of thin films as a lower cost alternative is now being absorbed by the market.

We believe that the marketing and sale of turnkey manufacturing facilities is substantially more profitable than the marketing of individual pieces of equipment. To exploit this, we have formed strategic alliances with marketing companies and technology companies doing advanced basic research in their respected fields. These include a marketing arrangement with TerraSolar pursuant to which turnkey facility consists of all the hardware and machinery manufactured, assembled, and installed by our company and all the software, know-how and training associated with the manufacturing process supplied by TerraSolar. In addition, we are presently negotiating a research and development agreement with Renewable Energy Solutions, Inc. (“RESI”) pursuant to which RESI will develop the next generation automated turnkey facility. Zoltan Kiss, a director and shareholder of the Company, is the majority owner of RESI.

Management believes the immediate greatest growth is expected from manufacturing equipment for thin film PV modules on a glass substrate through its strategic alliance with TerraSolar. As a result of this alliance, the Company can also ensure that combining the most recent advancement in material and device technology with the equipment developments that are taking place at our company, it can offer a state-of-the-art solution for the manufacturing of thin film based PV modules in the photovoltaic industry.

Kraft Competition

Crystalline and polycrystalline silicon presently represent substantially all of PV market. Demand for crystalline silicon has grown very rapidly over the past decade, but the electrical output prices have remained relatively unchanged. Our competitors, through their own research and development, have been developing their own pilot line manufacturing equipment for thin films. As far as we know, there are no plans for these manufacturers to also market PV module manufacturing equipment. As a result, we believe our current competitors will consist of companies that elect to build their own PV plants utilizing their internal technology and know how. However, we believe that major semiconductor manufacturers have commenced moving into the PV module manufacturing equipment. We expect that these companies will be Kraft’s main competitors during the next three to five years.

Kraft Strategy

Kraft’s strategy is to market complete turnkey manufacturing equipment to manufacture thin film based PV modules. Kraft intends to develop its strategy by developing the following areas:

Sale of Turnkey Facilities

Kraft’s main focus is on developing the photovoltaic business. The large PV companies with technical background have been developing their own thin film manufacturing pilot lines. We believe they will buy individual machines and components from Kraft. In addition to the large technical or energy companies, there are companies that desire to sell PV modules, which on their own do not have the technical expertise to define a manufacturing process and assemble thin film factories through the purchase of components.

Together with strategic partners which could include Terrasolar, we will offer a turnkey manufacturing facility that is sold installed together with guarantees of the manufacturing line, such as throughput, module efficiency, and in some cases, even manufacturing cost. Such turnkey facility consists of all the hardware and machinery manufactured, assembled, and installed by our company and all the software, know-how and training associated with the manufacturing process supplied by our strategic partners. In this arrangement, TerraSolar has historically been the main contractor guaranteeing process performance to the buyer, and our company is the developer of the facility through TerraSolar to the buyer.

We also has a right to sell such turnkey facilities. In that case, either our company will be the main contractor, with our strategic partner delivering through it the know-how and soft costs, or our strategic partner will still remain the main contractor of the turnkey facility sold by our company, but in this case, we will receive additional remuneration for the marketing efforts.

In addition to the sale of the turnkey facilities, Kraft may commence to build and operate its facilities and, in turn, sell the PV modules as well as installing the thin film photovoltaic modules and managing solar power plants..

Sale of Individual Machines

Most of the individual products can be sold for a specific, limited function. These products include a specially designed leak detector to provide quality control car headlights manufactured by a third party. An additional application is the automatic control and feeding of liquid nitrogen for a lamp factory. The marketing of these products has been done by direct OEM marketing effort by the Kraft personnel. Kraft has also marketed the sale of components for vacuum systems (for example, gate valves, chambers, etc.)

Governmental Regulation

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, our compliance with these regulations by has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

Employees

As of December 14, 2006, we had employed 48 full-time employees, none of whom are members of a union, and no part-time employees.

Kraft Property

In November 2005, Kraft entered into a three year fixed term lease agreement for our corporate offices and facilities in Budapest, Hungary at a rate ranging from $4,543 to $15,433 per month as the lease has provisions for additional space for the period calendar year of 2006 and beyond. The lease agreement provides for moderate increases in rent after the first year in accordance with the inflationary index published by the Central Statistical Office. Rental expenses charged to operations for the year ended December 31, 2005 and 2004 are $81,038 and $235,057, respectively. The decrease in the rent expense for the year ended December 31, 2005 as compared to the year ended December 31, 2004 was the result of a decrease in the amount of square footage rented by Kraft from approximately 5,000 square feet in late 2004 to 500 square feet in 2005.

We also have a mailing address within the United States located at 25 Highland Blvd., Dix Hills, New York 11746.

RISK FACTORS

We have a history of losses, expect to incur substantial further losses and may not achieve or maintain profitability in the future, which may decrease the market value of our stock.

Kraft reported a net loss of $3,174,786 for the nine months ended September 30, 2006 and a net loss of $270,018 for the year ended December 31, 2005. Kraft has suffered operating losses and negative cash flows from operations since inception and, at September 30, 2006, Kraft had an accumulated deficit $4,141,769. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel, marketing and promotions, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

Kraft is dependent on a small amount of customers and any loss of these customers will a negative impact on our operations

For the year ended December 31, 2005, Kraft derived 61% of its total revenues from two major customers and sold 29% of its total materials to one vendor. In addition, for the nine months ended September 30, 2006, Kraft derived 91% of its total revenues from two major customers and sold 19% of its total materials to three vendors. A loss of any of these relationships, for any reason could cause Kraft to experience difficulties in obtaining revenue and implementing its business strategy. There can be no assurance that Kraft could establish other relationships of adequate revenue in a timely manner or at all. In the event that Kraft is not able to significantly increase the number of customers or vendors that purchase its products its financial condition and results of operations will be materially and adversely affected.

Kraft has generated limited revenues and it may never achieve profitability

To date, Kraft has generated limited revenues of $691,213 and $1,059,212 for the year ended December 31, 2005 and December 31, 2004, respectively, and $1,027,731 for the nine months ended September 30, 2006. For the years ended December 31, 2005 and 2004, Kraft incurred losses from continuing operations of $270,018 and $675,961, respectively, and $3,174,786 for the nine months ended September 30, 2006. Kraft’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. We cannot assure you that Kraft can achieve or sustain profitability in the future. Kraft’s operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our PV manufacturing facilities development will achieve market acceptance. Kraft may not achieve its business objectives and the failure to achieve such goals would have an adverse impact on Kraft. These matters raise substantial doubt about Kraft’s ability to continue as a going concern.

Evaluating our business and future prospects may be difficult due to the rapidly changing market landscape.

There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. Although Kraft was formed in 1993 for the development of vacuum based technologies it has only recently developed four turnkey PV module manufacturing facilities pursuant to which it has only recognized limited revenues.

The market we are addressing is rapidly evolving and is experiencing technological advances and new market entrants. Our future success will require us to scale our manufacturing capacity significantly beyond the capacity of our Budapest, Hungary manufacturing facility, and our business model and technology are unproven at significant scale. Moreover, Kraft’s strategic partnership with TerarSolar and RESI, are only in the early stages of development and have not been officially agreed to and formalized. Kraft has limited experience upon which to predict whether it will be successful. As a result, you should consider its business and prospects in light of the risks, expenses and challenges that we will face as an early-stage company seeking to develop and manufacture new products in a growing and rapidly evolving market.

Our future success substantially depends on our ability to significantly increase our manufacturing capacity through the development of additional manufacturing facilities. We may be unable to achieve our capacity expansion goals as a result of a number of risks, which would limit our growth potential, impair our operating results and financial condition and cause our stock price to decline.

Our future success depends on our ability to increase our manufacturing capacity through the development of additional manufacturing facilities. If we are unable to do so, we may not be able to achieve the production volumes and per unit costs that will allow us to meet customer demand, maintain our competitive position and achieve profitability. Our ability to develop additional manufacturing facilities is subject to significant risk and uncertainty, including:

•
we may need to continue to raise significant additional capital through the issuance of equity or convertible or debt securities in order to finance the costs of development of any additional facility, which we may be unable to do on reasonable terms or at all, and which could be dilutive to our existing stockholders;

•
the build-out of any additional facilities will be subject to the risks inherent in the development of a new manufacturing facility, including risks of delays and cost overruns as a result of a number of factors, many of which may be out of our control, such as delays in government approvals or problems with supplier relationships;

•
our manufacturing processes, particularly those for the development of the equipment used in the turnkey PV manufacturing facilities, are unproven at large scale and may prove difficult to implement in any new facility; and

•
if a new facility is established internationally, we may encounter legal restrictions and liability, encounter commercial restrictions and incur taxes and other expenses to do so and otherwise be subject to the risks inherent in conducting business in a foreign jurisdiction as described elsewhere in this section.

If we are unable to develop and successfully operate additional manufacturing facilities, or if we encounter any of the risks described above, we may be unable to scale our business to the extent necessary to achieve profitability, which would cause our stock price to decline. Moreover, there can be no assurance that if we do expand our manufacturing capacity that we will be able to generate customer demand for our turnkey PV manufacturing facilities at these production levels or that we will increase our revenues or achieve profitability.

Our turnkey manufacturing facility may not gain market acceptance, which would prevent us from achieving increased sales and market share.

The development of a successful market for turnkey manufacturing facility may be adversely affected by a number of factors, many of which are beyond our control, including:

•	our ability to market our services together with our equipment;

•	our failure to produce a turnkey facility that competes favorably against companies electing to develop these facilities internally;

•
our failure to produce a turnkey facility that produces PV modules that compete favorably against conventional energy sources and alternative distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance; and

•	our failure to develop and maintain successful relationships with strategic partners.

If our turnkey facilities or the PV solar modules produced by our facilities fail to gain market acceptance, we would be unable to increase our sales and market share and to achieve and sustain profitability.

Technological changes in the solar power industry could render our turnkey manufacturing facilities uncompetitive or obsolete, which could reduce our market share and cause our sales to decline.

Our failure to further refine our technology and develop and introduce the next generation of our turnkey facility could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our sales to decline. The solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. We believe that a variety of competing solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected to be produced utilizing our turnkey facilities. Our development efforts may be rendered obsolete by the technological advances of others and other technologies may prove more advantageous for the commercialization of solar power products.

We face risks associated with the marketing, development and sale of our turnkey facilities internationally, and if we are unable to effectively manage these risks, it could impair our ability to expand our business abroad.

To date, Kraft has developed four turnkey facilities in New Jersey, Hungary, China and Greece. We expect to seek to develop turnkey facilities on an international basis. It will require significant management attention and financial resources to successfully develop our international sales channels either internally or through TerrarSolar. In addition, the marketing, development and sale of our turnkey facilities internationally could expose us to a number of markets with which we have limited experience. If we are unable to effectively manage these risks, it could impair our ability to grow our business abroad. These risks include:

•	difficult and expensive compliance with the commercial and legal requirements of international markets, with which we have only limited experience;

•	inability to obtain, maintain or enforce intellectual property rights;

•	encountering trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could affect the competitive pricing of our turnkey facilities;

•	fluctuations in currency exchange rates relative to the United States dollar and the Hungarian florint;

•	difficulty in recruiting and retaining individuals skilled in international business operations; and

•	difficulty of enforcing revenue collection internationally.

We expect that a portion of our international sales will be denominated in United States dollars. As a result, increases in the value of the United States dollar relative to foreign currencies would cause our products to become less competitive in international markets and could result in limited, if any, sales and profitability.

Furthermore, in the development of our facilities in foreign markets, we may encounter legal restrictions, commercial restrictions and incur taxes and other expenses to establish our manufacturing facilities in certain countries. In addition, we may potentially forfeit, voluntarily or involuntarily, foreign assets due to economic or political instability in the countries where our local manufacturing facilities are located.

We may not be able to successfully develop and commercialize our turnkey PV manufacturing facilities which would result in continues losses and may require us to curtail or cease operations

While we have made progress in the development of our PV manufacturing facilities, we have generated limited revenues and we are unable to project when we will achieve profitability, if at all. As is the case with any new technology, we expect the development process to continue. We cannot assure that our engineering resources will be able to modify the product fast enough to meet market requirements. We can also not assure that our product will gain market acceptance and that we will be able to successfully commercialize the technologies. The failure to successfully develop and commercialize the technologies passed its current stage would result in continued losses and may require us to curtail or cease operations

We do not maintain theft or casualty insurance and only maintain modest liability and property insurance coverage and therefore we could incur losses as a result of an uninsured loss.

We do not maintain theft or casualty insurance and we have modest liability and property insurance coverage. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured or insured loss or liability could have a material adverse affect on our results of operations.

The loss of strategic relationships used in the development and marketing of our products, including our relationship with various strategic partners including RESI and TerrarSolar could impede our ability to further develop our turnkey manufacturing facilities and result in a material adverse effect causing the business to suffer.

We have established a plan of operations under which we rely on a strategic relationship with strategic partners, which provides marketing, installation and software development services. We also have an alliance with RESI for the development of the next generation of the PV manufacturing equipment. We also market our products and engage in R&D activity internally outside of our relationships with TerraSolar and RESI. However, a loss of any of these relationships, especially our relationship with TerraSolar, for any reason could cause us to experience difficulties in completing the further development of our product and implementing our business strategy. There can be no assurance that we could establish other relationships of adequate expertise in a timely manner or at all.

We may need to raise additional capital which may not be available on acceptable terms or at all

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our operating results are likely to fluctuate significantly

As a result of our limited operating history and the rapidly changing nature of the markets in which Kraft competes, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

•	how and when we introduce new products and services and enhance our existing products and services;
•	our ability to attract and retain new customers and satisfy our customers' demands;
•	the timing and success of our brand-building and marketing campaigns;
•	our ability to establish and maintain strategic relationships;
•	our ability to attract, train and retain key personnel;
•	the emergence and success of new and existing competition;
•	varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, domestically and internationally, including the hiring of new employees;
•	changes in the mix of products and services that we sell to our customers;
•	costs and effects related to the acquisition of businesses or technology and related integration; and
•	costs of litigation and intellectual property protection.

In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

Our independent auditors have expressed doubt about Kraft’s ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated April 5, 2006, our independent auditors stated that Kraft’s accompanying financial statements were prepared assuming that Kraft will continue as a going concern. However, we have incurred operating losses of $570,341 and $774,574 during the year ended December 31, 2005 and 2004, respectively. In addition, during that period, we have used (provided by) cash of $556,000 and $(53,907) in our operating activities. Subsequent to December 31, 2005, we secured $6,000,000 of additional financing. While the proceeds of this financing will significantly our liquidity difficulties, the ability of us to sustain our operations for a reasonable period without further financing cannot be assured.

We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern uncertainty modification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Loss of Csaba Toro, our Chief Executive Officer, Robert Rubin, a director and a consultant, or Zoltan Kiss, a director and a consultant, could impair our ability to operate.

If we lose our key employees, Csaba Toro, Robert Rubin or Zoltan Kiss, or are unable to attract or retain qualified personnel, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified management personnel. We are highly dependent on our management, in particular, Csaba Toro, our Chief Executive Officer, Robert Rubin, a director and a consultant, and Zoltan Kiss, a director and a consultant of our company, who are all critical to the development of our financing arrangements, technologies and business. The employment agreement entered with Mr. Toro and our company is for a term of three years through October 2009, however, Mr. Toro may terminate at any time for any reason prior to December 15, 2006. The consulting agreements entered between our company and Messrs. Rubin and Kiss expire in June 2009. The loss of the services of Messrs. Toro, Rubin or Kiss could have a material adverse effect on our operations. If we were to lose any one of these individuals, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies or financing arrangements. We do not have key man life insurance in place for any person working for us.

We have a few proprietary rights, the lack of which may make it easier for our competitors to compete against us.

We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies. Any inability to adequately protect our proprietary technology could harm our ability to compete.

Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

Our historic stock price has been volatile and the future market price for our common stock may continue to be volatile. Further, the limited market for our shares will make our price more volatile. This may make it difficult for you to sell our common stock for a positive return on your investment.

Our common stock is currently quoted on the pink sheets under the symbol " SLTF". There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

The public market for our common stock has historically been very volatile. For the past two fiscal years and as of the date of this Registration Statement, the market price for our common stock has ranged from $0.70 to $4.50. Any future market price for our shares may continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that often are unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock for a positive return on your investment.

A sale of a substantial number of shares of our common stock may cause the price of its common stock to decline.

If our stockholders sell substantial amounts of the Company’s common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Acquisition will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transaction in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 14, 2006 with respect to the beneficial ownership of the Company's outstanding common stock following the acquisition of Kraft by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 26,031,354 shares of common stock outstanding as of December 14, 2006.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Csaba Toro (2)	3,073,529(9)	7.4%
Zoltan Kiss (2)	12,950,000(3)	31.0%
Robert Rubin (2)	-0-	*

Michael Metter (2)	120,000	*

Rubin Family Irrevocable Trust	9,577,380(4)	36.3%
Laszlo Farkas	2,975,000(5)	10.3%
Joseph Gregory Kiss	5,250,000(6)	16.8%
Maria Gabriella Kiss	5,250,000(6)	16.8%
Krisztina Szabo	1,400,000(7)	5.1%
Noemi Szabo	1,400,000(7)	5.1%
Gyula Winkler	1,750,000(8)	6.3%

All officers and directors as a group (4 people)	16,143,529	38.6%

* less than 1%,

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

(3) Represents 12,950,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(4) Represents 9,227,380 shares of common stock and 350,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Stock. The Rubin Family Irrevocable Stock Trust (the "Trust") was created by Robert M. Rubin, our chairman and chief executive officer, for the benefit of his wife Margery Rubin and their children. Mr. Rubin disclaims beneficial interest in all securities of our company held by the Trust.

(5) Represents 2,975,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(6) Represents 5,250,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(7) Represents 1,400,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(8) Represents 1,750,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(9) Represents 73,529 shares of common stock and 3,000,000 shares issuable upon exercise of a common stock option.

ADDITIONAL INFORMATION

The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Robert Rubin, Director, Solar Thin Films, Inc., 25 Highland Boulevard, Dix Hills, NY 11746; (631) 254-2136.

EXHIBIT INDEX

Exhibit A	Certificate of Amendment to the Certificate of Incorporation

Exhibit B	Financial Statements of Kraft Rt.

1.	Audited Financial Statements of Kraft Rt. for the years ended December 31, 2005 and December 31, 2004.

2.	Unaudited Financial Statements of Solar Thin Films, Inc. for the nine month period ended September 30, 2006.

Exhibit C	Not applicable

By Order of the Board of Directors,

/s/ Robert Rubin

Robert Rubin
Director

Dix Hills, New York
January 19, 2007

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
SOLAR THIN FILMS, INC.

The undersigned, being the President and Secretary of SOLAR THIN FILMS, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1. The name of the Corporation (hereinafter referred to as the "Corporation") is Solar Thin Films, Inc.

2.  The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, section (a) in its entirety, with the following:

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 152,700,000 shares consisting of: (a) 150,000,000 shares of Common Stock, $.01 par value per share (the “Common Stock”);”

3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Robert Rubin, its Chief Executive Officer and Secretary, this ___ day of ________, 200_.

SOLAR THIN FILMS, INC.

By:
Csaba Toro, Chief Executive Officer

EXHIBIT B

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006
(Unaudited)

ASSETS
Current assets:	RESTATED
Cash and cash equivalents	$4,853,422
Accounts receivable, net of allowance for doubtful accounts of $-0-	710,046
Inventory (Note 2)	847,152
Prepaid expenses	222,106
Advances and other current assets	44,671
Total current assets	6,677,397

Property, plant and equipment, net of accumulated depreciation of $70,620 (Note 3)	506,600

Other assets:
Deferred financing costs, net of accumulated amortization of $59,918	547,582
Other assets	12,211
Total other assets	559,793

Total assets	$7,743,790

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities (Note 4)	$2,310,109
Advances received from customers	608,281
Note payable-other (Note 5)	1,500,000
Notes payable-related parties	159,000
Total current liabilities	4,577,390

Convertible notes payable, net of unamortized discount (Note 7)	1,191,881
Warrant liability (Note 7 )	5,064,900
Dividends payable (Note 6)	172,531
Total long term debt	6,429,312

Commitments and contingencies (Note 11)

Stockholders’ Deficit (Note 8)
Preferred stock, par value $0.01 per share; 1,200,000 shares authorized; -0- issued and outstanding	-
Series B-1 Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, 228,652 issued and outstanding	2,286
Series B-3 Preferred stock, par value $0.001 per share, 232,500 shares authorized, 47,518 issued and outstanding	475
Series B-4 Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, 95,500 issued and outstanding	955
Common stock, par value $0.01 per share, 40,000,000 shares authorized, 26,031,354 issued and outstanding	260,313
Additional paid in capital	698,902
Treasury stock, at cost	(80,000)
Accumulated deficit	(4,141,769)
Accumulated other comprehensive income (loss)	(4,074)
Total deficiency in stockholders' equity	(3,262,912)
Total Liabilities and Deficiency in Stockholders' Equity	$7,743,790

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	RESTATED		RESTATED
	2006	2005	2006	2005
REVENUE:	$715,546	$232,332	$1,027,731	$597,724
Cost of goods sold	331,874	78,200	559,889	279,189
Gross profit	383,672	154,132	467,842	318,535

OPERATING EXPENSES:
Selling, general and administrative expenses	1,208,542	26,224	1,731,446	395,331
Research and development	-	97,475	-	97,475
Organization costs in connection with merger (Note 1)	-	-	6,681,891	-
Depreciation	17,816	17,194	35,564	24,526
Total operating expenses	1,226,358	140,893	8,448,901	517,332

NET INCOME (LOSS) FROM OPERATIONS	(842,686)	13,239	(7,981,059)	(198,797)

Other income/(expense)
Foreign exchange (expense) gain:	(5,185)	(720)	(3,617)	2,987
Unrealized gain relating to adjustment of warranty liability to fair value	4,246,200	-	5,757,000	-
Interest expense, net	(723,024)	(679)	(906,573)	(4,630)
Debt acquisition costs	(51,041)	-	(59,918)	-
Other income	5,654	40,582	19,381	284,043
Total other income	3,472,604	39,183	4,806,273	282,400

Net income (loss) before provision for income taxes	2,629,918	52,422	(3,174,786)	83,603

Income taxes expense	-	7,454	-	7,454

NET INCOME (LOSS)	$2,629,918	$44,968	$(3,174,786)	$76,149

Net income (loss) per common share (basic and fully diluted)	$0.10	$0.00	($0.12)	$0.00

Weighted average shares outstanding	25,733,800	25,656,354	25,682,453	25,656,354

Comprehensive losses:
Net Income (Loss)	$2,629,918	$44,968	$(3,174,786)	$76,149
Foreign currency transaction gain (loss)	8,770	50,022	(36,071)	(469)

Comprehensive Income (Loss)	$2,638,688	$94,990	$(3,210,857)	$75,680

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
Nine months ended September 30, 2006
(Unaudited)
RESTATED

	Preferred Series B-1		Preferred Series B-3		Preferred Series B-4
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2005	-	$-	-	$-	-	$-
Shares issued to Kraft RT shareholders in exchange for 95.5% of issued and outstanding Kraft RT shares in connection with Securities Purchase Agreement on June 14, 2006 (Note B)	-	-	-	-	95,500	955
Kraft Shares exchanged for Solar shares in connection with Share Exchange Agreement	-	-	-	-	-	-
Transfer of 225 Kraft Shares to minority interest	-	-	-	-	-	-
Effect of merger with Solar Thin Films, Inc. (formerly American Global United) on June 14, 2006	228,652	2,286	47,518	475	-	-
Common stock issued in September 2006 for services rendered at $1.25 per share	-	-	-	-	-	-
Net Loss at September 30, 2006	-	-	-	-	-	-
Balance at September 30, 2006	228,652	$2,286	47,518	$475	95,500	$955

	Common shares		Additional		Other		Total
			Paid in	Treasury	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Stock	Income (loss)	Deficit	Deficiency
Balance at December 31, 2005	5,000	$240,400	$253,781	$-	$31,997	$(966,983)	$(440,805)
Shares issued to Kraft RT shareholders in exchange for 95.5% of issued and outstanding Kraft RT shares in connection with Securities Purchase Agreement on June 14, 2006 (Note B)	-	-	(955)	-	-	-	-
Kraft Shares exchanged for Solar shares in connection with Share Exchange Agreement Transfer	(4,775)	(240,400)	240,400	-	-	-	-
Transfer of 225 Kraft Shares to minority interest	(225)	-	-	-	-	-	-
Effect of merger with Solar Thin Films, Inc. (formerly American Global United) on June 14, 2006	25,656,354	256,563	(259,324)	(80,000)	-	-	(80,000)
Common stock issued in September 2006 for services rendered at $1.25 per share	375,000	3,750	465,000	-	-	-	468,750
Net Loss at September 30, 2006	-	-	-	-	(36,071)	(3,174,786)	(3,210,857)
Balance at September 30, 2006	26,031,354	$260,313	$698,902	$(80,000)	$(4,074)	$(4,141,769)	$(3,262,912)

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:	RESTATED
Net Income (Loss)	$(3,174,786)	$76,149
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	35,564	24,526
Provision for doubt accounts	-	36,411
Common stock issued for services rendered	468,750	-
Forgiveness of debt-net	-	(202,340)
Amortization of deferred financing costs	59,918	-
Amortization of debt discounts	826,631	-
Organization costs in connection with merger	6,681,891	-
Unrealized gain on change in fair value of warrant liabilities	(5,757,000)	-
Loss on disposal of fixed assets	23,366	-
(Increase) decrease in:
Accounts receivable	(699,555)	87,114
Inventory	(465,778)	66,307
Prepaid expenses	(189,329)	35,894
Advances and other current assets	40,891	10,219
Other assets	(7,891)	-
Increase (decrease) in:
Accounts payable and accrued liabilities	680,502	(233,245)
Advances received from customers	509,043	67,822
Other current liabilities	(2,545)	(2,844)
Net cash used in operations	(970,328)	(33,987)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash acquired in connection with merger with American United Global	5,258,503	-
Acquisition of property, plant and equipment	(411,278)	(30,801)
Net cash provided by (used in) investing activities:	4,847,225	(30,801)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash provided by notes payable, other-net	979,948	497,439
Cash provided(used in) notes payable, related party	(433)	113,356
Net cash provided by financing activities:	979,515	610,795

Effect of currency rate change on cash	(36,071)	469

Net increase in cash and cash equivalents	4,820,341	546,476
Cash and cash equivalents at beginning of period	33,081	25,909
Cash and cash equivalents at end of period	$4,853,422	$572,385

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	-	806
Cash paid during the period for taxes	-	7,454
NON CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for services rendered	468,750	-
Abandonment of fixed asset-net of book value, in exchange for forgiveness of debt	-	16,008

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements of Solar Thin Films, formerly known as American United Global Inc., (the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three and nine month period ended September 30, 2006, are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2005 financial statements and footnotes thereto included in the Company's SEC Form 8-K dated June 14, 2006 as filed with the SEC on July 17, 2006.

Business and Basis of Presentation

The Company is incorporated under the laws of the State of Delaware, and is in the business of designing, manufacturing and marketing Solar Panel equipment on a world wide basis.

The consolidated financial statements include the accounts of the Company and its wholly and majority- owned subsidiaries, Kraft, Rt. and Superior Ventures Corp. All significant intercompany balances and transactions have been eliminated in consolidation.

Merger and Corporate Restructure

On June 14, 2006, the Company entered into a Securities Purchase Agreement (“Agreement” or “Merger”) with Kraft Rt. ("Kraft”), a company formed under the laws of the country of Hungary. As a result of the Merger, there was a change in control of the public entity. In accordance with SFAS No. 141, Kraft was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of Kraft's capital structure.

For accounting purposes, the Company accounted for the transaction as a reverse acquisition and Kraft is the surviving entity. The total purchase price and carrying value of net assets acquired was $(6,681,891). The Company did not recognize goodwill or any intangible assets in connection with the transaction. Prior to the Agreement, the Company was an inactive corporation with no significant assets and liabilities.

Effective with the Agreement, 95.5% of previously outstanding shares of its common stock owned by the Kraft’s shareholders were exchanged for an aggregate of 95,500 shares of the Company’s newly issued Series B-4 Preferred Stock (the “Series B-4 Preferred”). The Series B-4 Preferred are each automatically convertible into 350 shares of common stock or an aggregate of 33,425,000 shares of the Company’s common stock. The conversion is subject to the Company increasing its authorized shares of common stock. Under the Agreement, prior to such conversion, each Series B-4 Preferred share will have the voting rights equal to 350 shares of common stock and vote together with the shares of common stock on all matters.

The value of the stock that was issued was the historical cost of the Company's net tangible assets, which did not differ materially from their fair value.

The accompanying financial statements present the historical financial condition, results of operations and cash flows of Kraft, Rt. prior to the merger with American United Global.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The total consideration paid was $(6,681,891) and the significant components of the transaction are as follows:

American United Global, Inc. Summary Statement of Financial Position At June 14, 2006
Current Assets:
Cash	$5,258,503
Other assets:
Deferred loan costs, net of accumulated amortization of $-0-	607,500
Notes receivable-Kraft RT	1,500,000

Current Liabilities:
Note payable - unsecured	(1,500,000)
Accrued interest and other	(1,435,200)
Long Term liabilities:
$525,000 Convertible debenture; less unamortized debt discount of $266,935	(258,065)
$1,250,000 Convertible debenture; less unamortized debt discount of $1,140,988	(109,012)
$6,000,000 Convertible debenture; less unamortized debt discount of $6,000,000	-0-
Warrant liability	(10,821,900)

Preferred stock: series B-1	(2,287)
Preferred stock: series B-3	(475)
Preferred stock: series B-4	(955)
Treasury stock, at cost	80,000

Net liabilities assumed	$(6,681,891)

In accordance with SOP 98-5, the Company expensed $6,681,891 as organization costs during the nine period ended September 30, 2006.

Subsequent to the date of the financial statements, the Company changed its name from American United Global Inc. to Solar Thin Films, Inc.

Revenue Recognition

For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104"), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1) Persuasive evidence of an arrangement exists; 2) delivery has occurred; 3) the selling price is fixed and determinable; and 4) collectibility is reasonably assured.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required. Deferred revenues as of September 30, 2006 are $608,281. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectibility is reasonable assured and title and risk of ownership is passed to the customer, which is usually upon shipment. However, certain customers traditionally have requested to take title and risk of ownership prior to shipment. Revenue for these transactions are recognized only when:

1. Title and risk of ownership have passed to the customer;
2. The Company has obtained a written fixed purchase commitment;
3. The customer has requested the transaction be on a bill and hold basis;
4. The customer has provided a delivery schedule;
5. All performance obligations related to the sale have been completed;
6. The product has been processed to the customer’s specifications, accepted by the customer and made ready for shipment;
7. The product is segregated and is not available to fill other orders.

The remittance terms for these “bill and hold” transactions are consistent with all other sale by the company. There were no bill and hold transactions at September 30, 2006.

Currently, there are no warranties provided with the purchase of the Company‘s products. The cost of replacing defective products and product returns have been immaterial and within management’s expectations. In the future, when the Company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2"), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and developments cost is expensed as incurred.

Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures of $-0- and $97,475 on research and product development for the three and nine months ended September 30, 2006 and 2005, respectively

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amended SFAS 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amended the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Effective for the nine months ended September 30, 2006 the Company has adopted SFAS 123 (R) which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and eliminates the intrinsic value method that was provided in SFAS 123 for accounting of stock-based compensation to employees. The Company made no employee stock-based compensation grants before December 31, 2005 and during the nine months ended September 30, 2006 and therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006 and for the nine months ended September 30, 2006.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130; “Reporting Comprehensive Income” (SFAS) No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”. Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder’s equity. Foreign currency transaction gains and losses are included in the statement of shareholders equity and the statement of operations when applicable.

Net Earnings Per Common Share

The Company has adopted SFAS no. 128 "earnings per share". Basic income (loss) per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted income (loss) per share is computed in a manner similar to the basic loss per share, except that the number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Basic and diluted loss per share includes the common shares issuable upon conversion of the series B-3 convertible preferred stock which was issued as a dividend to all common shareholders effective as of June 17, 2003. The remaining 47,518 common shares issuable upon conversion of the series B-3 preferred stock are included based on the preferred shareholders ability to share in distributions of earnings available, if any to the holders of common shares. Potentially dilutive common shares excluded from this computation were shares totaling 60,720,286 and -0- as of September 30, 2006 and 2005, respectively

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred net loss from continuing operations of $3,174,786 for the nine months ended September 30, 2006. The Company's liabilities exceeded its assets by $3,262,912 as of September 30, 2006.

Recent accounting pronouncements

In February 2006, the FASB issued SFAS No. 155. “ Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140,” or SFAS No. 155. SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We do not expect the adoption of SFAS 155 to have a material impact on our consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The adoption of SFAS No.156 did not have a material impact on the Company's financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48). “ Accounting for uncertainty in Income Taxes”. FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “ Accounting for Contingencies”. FIN 48 is effective for fiscal years beginning after December 15, 2006. We have not yet evaluated the impact of adopting FIN 48 on our consolidated financial position, results of operations and cash flows.

In September 2006 the Financial Account Standards Board (the “FASB”) issued its Statement of Financial Accounting Standards 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. FAS 157 effective date is for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In September 2006 the FASB issued its Statement of Financial Accounting Standards 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 2 - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Components of inventories as of September 30, 2006 consist of the following.

Finished Goods	$231,065
Work in Progress	591,575
Raw Materials	24,512
$847,152

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

The Company's property and equipment at September 30, 2006 consist of the following:

Land and buildings	$12,842
Construction in progress	102,920
Furniture and fixture	51,956
Machinery, plant and equipment	409,502
Total	577,220

Accumulated depreciation	70,620
Property and equipment	$506,600

Property and equipment are recorded on the basis of cost. For financial statement purposes, property, plant and equipment are depreciated using the straight-line method over their estimated useful lives.

Depreciation and amortization expense was $17,816 and $17,194 for the three months ended September 30, 2006 and 2005, respectively ($35,564 and $ 24,526 for the nine months then ended respectively).

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at September 30, 2006 are as follows:

Accounts payable	$324,518
Other accrued expenses	550,391
Accrued interest	1,435,200
$2,310,109

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 5 - NOTES PAYABLE OTHER

A summary of notes payable other at September 30, 2006 consists of the following:

Demand note payable: interest payable at 10.0 % per annum; in default and unsecured
$1,500,000
$1,500,000

NOTE 6- DIVIDENDS PAYABLE

In 2000 and 2001, the Company declared a dividend to its shareholders. However based on the Company’s limited financial resources it has been unable to pay it. The shareholders have conceded the deferment of this dividend until the company financially can afford paying it. At September 30, 2006 the outstanding balance was $172,531.

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES

A summary of convertible notes payable at September 30, 2006 is as follows:

Convertible notes payable (“September 2005”), non-interest bearing interest; secured and due March 2007; Noteholder has the option to convert unpaid note principal to the Company’s common stock at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 per share	$525,000
Debt Discount - beneficial conversion feature, net of accumulated amortization of $360,275	(164,725)
Net	360,275
Convertible notes payable (“March 2006”) non- interest bearing ; secured and due March 2009	1,250,000
Debt Discount, net of accumulated amortization of $239,826	(1,010,174)
Net	239,826
Convertible notes payable (“June 2006”), non- interest bearing; secured and due June 2009; Noteholder has the option to convert unpaid note principal to the Company’s common stock at a rate of $1.00 per share.	6,000,000
Debt Discount, net of accumulated amortization of $591,780	(5,408,220)
Net	591,780
Total	1,191,881
Less Current Maturities	( -0-)
Net	$1,191,881

September 2005 Financing

The Company entered a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (collectively, the “September 2005 Investors”) dated September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 840,000 shares of common stock of the Company (the “September 2005 Shares”). On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but un-issued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price.

We have granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, a director of the Company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Former Holding Company, American United Global, Inc. allocated, on a relative fair value basis, the net proceeds amongst the common stock and convertible notes issued to the investors. The Former recognized a discount to the notes in the amount of $ 221,519 during the year ended December 31, 2005. The note discount is being amortized over the maturity period of the notes, being eighteen months. The Former recognized an imbedded beneficial conversion feature present in the Convertible Notes and allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. As of December 31, 2005 the Former recognized $ 303,481 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Notes’ maturity period, being eighteen months, as interest expense.

The Company’s accounting predecessor and the Company amortized the Convertible Notes’ debt discount and the debt discount attributed to the beneficial conversion feature and recorded non-cash interest expense of $158,945 and $104,036, respectively, during the nine months ended September 30, 2006.

March 2006 Financing

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company assumed a financing arrangement dated March 16, 2006, subsequently amended on May 18, 2006, with several investors (the "March Investors") for the sale of (i) $1,250,000 in notes (the "Notes"), (ii) 1,000,000 shares of common stock of the Company (the "Shares") and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.20 price per share for a period of five years (the "Warrants").

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) the Company closing on a financing in the aggregate amount of $12,000,000. The Company granted the March 2006 Investors piggyback registration rights with respect to the March 2006 Shares and the shares of common stock underlying the warrants. Further, Robert M. Rubin, CEO and a Director of the Company, has personally guaranteed payment of the March 2006 Notes.

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The sale of the Notes was completed on March 16, 2006. As of the date hereof, the Company is obligated on $1,250,000 in face amount of Notes issued to the March investors.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock, warrants and the convertible notes issued to the investors. The accounting predecessor recognized and measured $519,491 of the proceeds, which equals to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the March 2006 Notes.

In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”), the Company recognized the relative value attributable to the warrants in the amount of $231,797 to additional paid in capital and a discount against the March 2006 Notes. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: (1) dividend yield of 0%; 2) expected volatility of 93.03%, (3) risk-free interest rate of 5.08% to 5.10%, and (4) expected life of 5 years. The Company also recognized the relative value attributable to the common stock issued in the amount of $498,712 to additional paid in capital and a discount against the March 2006 Notes. Total debt discount to the March 2006 Notes amounted $1,250,000. The note discount is being amortized over the maturity period of the Notes, being thirty-four (34) months.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

The Company’s accounting predecessor and the Company amortized the Convertible Notes’ debt discount and recorded non-cash interest expense of $109,012 and $130,814, respectively, during the nine months September 30, 2006.

June 2006 Financing

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 consisting of the following securities:

•	$ 6,000,000 in senior secured convertible notes (“June 2006 Notes”);

•	4,800,000 shares of the Company’s common stock;

•	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);

•	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);

•	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

•	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into the Company’s common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share. The Company granted the June 2006 Investors a first priority security interest in all of its assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, the Company pledged one hundred percent (100%) of the shares held its majority owned subsidiary , Kraft Rt, as collateral to the June 2006 Investors.

The Company granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. The Company is required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If the Company fails to have the registration statement filed or declared effective by the required dates, it will be obligated to pay a liquidated damages equal to 2% of the aggregate financing to each investor upon any such registration failure and for each thirty days that such registration failure continues in cash.

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock and Convertible Notes issued to the investors. As of September 30, 2006, the Company recognized $2,777,778 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Notes’ maturity period, being three (3) years, as interest expense. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”), the Company also recognized the relative value attributable to the common stock issued in the amount of $3,222,222 to additional paid in capital and a discount against the June 2006 Notes. Total debt discount to the June 2006 Notes amounted $6,000,000. The note discount is amortized over the maturity period of the notes, being (3) years.
The Company amortized the Convertible Notes’ debt discount and recorded a non-cash interest expense of $591,781 for the nine months ended September 30, 2006.

In conjunction with raising capital through the issuance of $6,000,000 Notes, the Company has issued warrants that have registration rights for the underlying shares.  As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the warrants were recorded as a derivative liability and valued at fair market value until the Company meets the criteria under EITF 00-19 for permanent equity. The net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet in the amount of $10,821,900 and charged to operations as interest expense.  Upon the registration statement being declared effective, the fair value of the warrant on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 93.03%, (3) risk-free interest rate of 5.08% to 5.10%, and (4) expected life of 5 years.

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company assumed as liability the fair value of $10,821,900 representing the warrants issued and outstanding as described above.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 8- CAPITAL STOCK

Preferred Stock

The Company has authorized 1,200,000 shares of 12.5% cumulative preferred stock, with a par value of $.01 per share. The preferred stock is entitled to preference upon liquidation of $1.00 per share for any unconverted shares. There are no preferred shares outstanding as of September 30, 2006.

The Board of Directors has designated 1,000,000 shares of its preferred stock as Series B-1 Preferred Stock (“B-1 Preferred”). Each share of Series B-1 Preferred stock is entitled to preference upon liquidation of $3.50 per share for any unconverted shares. Each shares of the Series B-1 Preferred Stock shall be entitled to one (1) vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Twenty-five (25) Series B-1 Preferred shares may be converted to one (1) share of the Company’s common stock. As of September 30, 2006, there were 228,652 shares of Series B-1 Preferred issued and outstanding.

The Board of Directors has designated 232,500 shares of its preferred stock as Series B-3 Preferred Stock (“B-3 Preferred”). Each share of the Series B-3 Preferred Stock shall be entitled to twenty (20) votes on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Each Series B-3 Preferred share may be converted to twenty (20) shares of the Company’s common stock. As of September 30, 2006, there were 47,518 shares of Series B-3 Preferred issued and outstanding.

In June, 2006 the Board of Directors designated 1,000,000 shares of its preferred stock as Series B-4 Preferred Stock (“B-4 Preferred”). Each share of Series B-4 Preferred stock is entitled to preference upon liquidation of $3.50 per share for any unconverted shares. Each share of the Series B-4 Preferred Stock shall be entitled to three hundred fifty (350) votes on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Should the Company elect to file an amendment to increase its number of authorized common shares so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the Series B-4 Preferred Stock , the Series B-4 shares shall automatically convert to the Company’s common shares at the rate of three hundred fifty (350) common shares for each share of Series B-4 Preferred. As of September 30, 2006, there were 95,500 shares of Series B-4 Preferred issued and outstanding.

Common Stock

The Company is authorized to issue 40,000,000 shares of common stock with a par value of $.01 per share. As of September 30, 2006, there were 26,031,354 shares of common stock issued and outstanding.

In September 2006, the Company issued 375,000 shares of its Common stock for services rendered at $1.25 per share.

NOTE 9- RELATED PARTY TRANSACTIONS

The Company has a marketing arrangement and a research and development arrangement with TerraSolar and RESI, respectively. Kraft is currently negotiating definitive agreements with both parties. There is no assurance that definitive agreements will be reached with either party. Zoltan Kiss, the Company’s Chairman of the Board, is a shareholder of TerraSolar, and a Director, Executive Officer and majority shareholder of RESI.

NOTE 10- ECONOMIC DEPENDENCY

During the nine months ended September 30, 2006 approximately $938,779 or 91% of total revenues were derived from two customers. During the nine months ended September 30, 2006 approximately $243,094 or 19% of total materials were purchased from three vendors.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 11- COMMITMENTS AND CONTINGENCIES

Litigation

On or about December 12, 2003, New York Medical, Inc. and Redwood Investment Associates, L.P filed a complaint against the Company in the Supreme Court of New York in New York County. The complaint alleges a breach of contract. The Company believes that it has meritorious defenses to the plaintiff’s claims and intends to vigorously defend itself against the Plaintiff’s claims. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

Kraft has recently terminated discussions with a former consultant and director and disputed shareholder of Kraft (the “Party”) regarding the Party serving as an executive officer and director of the Company upon the finalizing of the acquisition by the Company of Kraft. In order to acquire an interest in Kraft, the Party received a loan from Kraft. As of the date hereof, the loan is past due. Kraft intends to proceed with legal action to have the issuance of such interest in Kraft declared null and void due to failure of payment. The Party has threatened to commence litigation to enforce any rights that he may have under Hungarian law. The management of the Company and Kraft believe that all claims asserted by the Party are without merit and intend to vigorously defend any action commenced by the Party.

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Contingent Obligation

The Company remains contingently liable for certain capital lease obligations assumed by EGLOBE, Inc. ("EGLOBE") as part of the Connectsoft Communications Corp. asset sale which was consummated in June 1999. The lessor filed for bankruptcy in 2000 and the leases were acquired by another leasing organization which subsequently also filed for bankruptcy in 2001. In addition, EGLOBE filed for bankruptcy in 2001. The Company has been unable to obtain any further information about the parties but believes that in the normal course of the proceedings that another company most likely acquired the assets and related leases and that a mutually acceptable financial arrangement was reached to accomplish such a transfer.

To date, the Company has not been contacted and has not been notified of any delinquency in payments due under these leases. The original leases were entered into during early to mid 1997 each of which was for a five-year term. Extensions of an additional 20 months were negotiated with the original lessor in 1998 and 1999 moving the ending date to approximately mid 2004. The balance due under the leases in June 1999 upon transfer and sale to EGLOBE was approximately $2,800,000 including accrued interest and the monthly payments were approximately $55,000. The balance that is currently due under the leases is unknown and there would most likely have been negotiated reductions of amounts due during the proceedings.

Employment and Consulting Agreements

The Company has consulting agreements with its key officers. In addition to compensation and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

In connection with the merger with Kraft, the Company entered into consulting agreements with its Chairman of the Board of Directors and a director pursuant to which each will receive annual compensation of $160,000 per annum and major medical benefits in consideration for services performed on behalf of the Company. Each of these agreements is for a term of three years.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from the inception and renewable automatically from year to year unless either the company or consultant terminates such engagement by written notice.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 12- SUBSEQUENT EVENTS

On October 31 2006, the Company entered into an employment agreement with its newly appointed Chief Executive Officer pursuant to which he will receive an annual compensation of $200,000 per annum, 73,529 shares of our common stock annually and a ten year option to purchase 3,000,000 shares of common stock at an exercise price of $1.36 per share on a cashless basis (although the option has vested immediately, Mr. Toro is only permitted to sell 83,334 shares per month on a cumulative basis) . The agreement is for a term of three years and includes other normal compensation provisions such as employee benefit program participation and reimbursement for travel and other related expenses incurred.

NOTE 13 - RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its condensed consolidated statement of operations for the period ended September 30, 2006 to correct the following errors in the financial statements previously filed.

The Company erroneously recorded calculated the beneficial conversion feature, common shares issued and corresponding debt discount in connection with the $1,250,000 convertible note payable assumed in connection with the acquisition of the assets and assumption of the liabilities in connection with the Securities Purchase Agreement with Kraft Rt on June 14, 2006 (see Notes 1 and 7) Additionally, the Company erroneously classified the fair value of the 625,000 warrants to acquire the Company’s common stock as a liability. The Company determined the warrants did not have registration rights and should have been classified as equity.

The net effect of the correction of this error was to:

Increase the total debt discount net of accumulated amortization in connection with the assumption of the debt for the period ended September 30, 2006 by $529,625 from $6,053,494 to $6,583,119.

Decrease the Company’s reported transaction cost associated with the acquisition for the period ended September 30, 2006 by $ 1,174,631 from $ 7,856,522 to $6,681,891.

Decease in Company’s reported change in fair value of warrants by $170,862 from $5,927,862 to $5,757,000

Increase the amount charged to interest in connection with the amortization of the debt discount and beneficial conversion feature for the three and nine month period ended June 30, 2006 by $62,147 from $642,021 to $704,168 and by $72,955 from $753,676 to $826,631, respectively.

Following are reconciliations of the Company’s restatement of the Condensed Consolidated Statement of Operations for the periods ended September 30, 2006.

	Three Months Ended September 30, 2006		Nine Months Ended September 30, 2006
	(As Restated)	(As Reported)	(As Restated)	(As Reported)
Revenues	$715,546	$715,546	$1,027,731	$1,027,731
Cost of Goods Sold	(331,874)	(331,874)	(559,889)	(559,889)
Gross Profit	383,672	383,672	467,842	467,842
Operating Expenses:
Selling, General & Administrative	1,208,542	1,208,542	1,731,446	1,731,446
Organization costs in connection with merger	-	-	6,681,891	7,856,522
Depreciation and Amortization	17,816	17,816	35,564	35,564
Total Operating expenses	1,226,358	1,226,358	8,448,901	9,623,532
Loss from Operations	(842,686)	(842,686)	(7,981,059)	(9,155,690)
Foreign exchange expense (gain)	(5,185)	(5,185)	(3,617)	(3,617)
Unrealized gain (loss) relating to adjustment of warranty liability to fair value	4,246,200	4,402,304	5,757,000	5,927,862
Interest Expense, net	(723,024)	(660,877)	(906,573)	(833,618)
Debt acquisition costs	(51,041)	(51,041)	(59,918)	(59,918)
Other income (expense)	5,654	5,654	19,381	19,381
Income Taxes Provision	-	-	-	-
Net Income (Loss)	$2,629,918	$2,848,169	$(3,174,786)	$(4,105,600)
Earnings per common share (basic and diluted)	0.10	0.11	(0.12)	(0.16)

The result of the Consolidated Balance Sheet restatement is:

Decrease in convertible notes payable, net of debt discount by $529,624 from $1,721,505 as of September 30, 2006 to $1,191,881.

Decrease in warrant liability by $401,190 from $5,466,090 as of September 30, 2006 to $5,064,900

Following are reconciliations of the Company’s restatement of the Consolidated Balance Sheet as of September 30, 2006:

	(As Restated)	(As Reported)
ASSETS	$7,743,790	$7,743,790
LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Total Current Liabilities	4,577,390	4,577,390

Convertible Note Payable, net of unamortized discount	1,191,881	1,721,505
Warrant Liability	5,064,900	5,466,090
Dividend payable	172,531	172,531
Deficiency in Stockholders' Equity:
Preferred Stock	3,716	3,716
Common Stock	260,313	260,313
Additional Paid-In-Capital	698,902	698,902
Treasury stock	(80,000)	(80,000)
Accumulated deficit	(4,141,769)	(5,072,583)
Accumulated other comprehensive income (loss)	(4,074)	(4,074)
Total Deficiency in Stockholders' Equity	(3,262,912)	(4,193,726)
Total Liabilities and Deficiency in Stockholders' Equity	$7,743,790	$7,743,790

Following are reconciliations of the Company’s restatement of the Statement of Cash Flows for the nine ended September 30, 2006 .

Cash Flows from Operating Activities:

Decrease in net loss from $4,105,600 to $3,174,786 or $930,814 for the nine months ended September 30, 2006 resulting from the items listed above.

Increase in amortization of debt discounts from $753,676 to $826,631 or $72,955 resulting from the items above

Decrease in organization expenses in connection with merger from $7,856,522 to $6,681,891 or $1,174,631 from items above.

Decease in unrealized gain on change in fair value of warrant liabilities from $5,927,862 to $5,757,000 from items above

Following are reconciliations of the Company’s restatement of the Consolidated Statement of Cash Flows for the nine months ended September 30, 2006.

	Nine Months Ended September 30, 2006
	(As Restated)	(As Reported)
Cash flows from Operating Activities:
Net income (loss)	$(3,174,786)	$(4,105,600)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	35,564	35,564
Common stock issued for services rendered	468,750	468,750
Amortization of deferred financing costs	59,918	59,918
Amortization of debt discounts	826,631	753,676
Organization expenses in connection with merger	6,681,891	7,856,522
Unrealized gain on change in fair value of warrant liabilities	(5,757,000)	(5,927,862)
Loss on disposal of fixed assets	23,366	23,366
(Increase) decrease in::
Accounts receivable	(699,555)	(699,555)
Inventory	(465,778)	(465,778)
Prepaid assets and deposits	(189,329)	(189,329)
Advances and other current assets	40,891	40,891
Other assets	(7,891)	(7,891)
Increase (decrease) in:
Accounts payable and accrued expenses	680,502	680,502
Advances received from customers	509,043	509,043
Other current liabilities	(2,545)	(2,545)
New cash used in operating activities	(970,328)	(970,328)
Cash flows from investing activities :
Net cash acquired in connection with merger	5,258,503	5,258,503
Acquisition of property plant and equipment	(411,278)	(411,278)
Net cash used in investing activities	4,847,225	4,847,225
Cash Flows From Financing Activities:

Proceeds provided by notes payable, other-net	979,948	979,948
Proceeds provided by (used in) notes payable, related party	(433)	(433)
Cash provided by financing activities	979,515	979,515
Effect of currency rate change on cash	(36,071)	(36,071)
Net (decrease) increase in cash	4,820,341	4,820,341
Cash, beginning of period	33,081	33,081
Cash, end of period	$4,853,422	$4,853,422

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors
Kraft RT
Budapest, Hungary

We have audited the accompanying balance sheets of Kraft RT("Company") as of December 31, 2005 and 2004, and the related statements of losses, comprehensive losses, deficiency in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kraft RT as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note N to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note N. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

New York, New York
April 5, 2006

KRAFT RT.
BALANCE SHEET
For The Years Ended DECEMBER 31

	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$33,081	$25,909
Accounts receivable, net of allowance for doubtful accounts of $540 and $26,596 as of December 31, 2005, and 2004, respectively	11,031	232,721
Income tax assets	—	9,700
Inventories (Note B)	381,374	391,378
Prepaid expenses	32,777	35,894
Advances and other current assets	85,562	—
Total Current Assets	543,825	695,602

Property, plant and equipment (Note C)	148,502	67,696
Other Assets	4,320	4,642

Total Assets	$696,647	$767,940

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities (Note E)	$183,653	$667,188
Advances received from customers	99,238	53,944
Notes payable other (Note F)	520,052	20,031
Other current liabilities	2,545	22,244
Notes payable shareholders (Note G)	159,433	40,840

Total Current Liabilities	964,921	804,247

Long Term Liabilities:
Dividends payable (Note H)	172,531	172,531

Deficiency in Stockholders’ Equity:
Common stock, stated value $48 per share; 5000 shares authorized, 5000 shares issued and outstanding at December 31, 2005 and 2004, respectively	240,400	240,400

Additional paid in capital	253,781	253,781
Accumulated deficit	(966,983)	(696,965)
Accumulated other comprehensive income (loss)	31,997	(6,054)

Total Deficiency in Stockholders’ Equity	(440,805)	(208,838)

Total Liabilities and Stockholders’ Deficit	$696,647	$767,940

See accompanying notes to financial statements.

KRAFT RT.
STATEMENT OF LOSSES AND COMPREHENSIVE LOSSES
For The Years Ended DECEMBER 31,

	2005	2004

Revenue	$691,213	$1,059,212
Cost of goods sold	402,204	625,770

Gross profit	289,009	433,442

Operating expenses:
Selling, general and administrative expenses	844,591	792,456
Sales and marketing	2,072	5,278
Research and development	—	386,199
Depreciation expense	12,687	24,083

Total operating expense	859,350	1,208,016

Loss from operations	(570,341)	(774,574)

Other income (expense):
Foreign exchange (expense) gain	(11,563)	28,742
Interest expense, net	(20,728)	(3,807)
Forgiveness of debt and other income	373,774	94,812

Total Other Income	341,483	119,747

(Loss) income before income tax provision	(228,858)	(654,827)

Income taxes provision (Note J)	41,160	21,134

Net Losses	$(270,018)	$(675,961)

Net losses per common share basic and diluted	$(54.00)	$(135.19)

Weighted average shares outstanding	5,000	5,000

Comprehensive losses
Net Losses	$(270,018)	$(675,961)

Foreign currency translation gain	38,051	5,325

Comprehensive Loss	$(231,967)	$(670,636)

See accompanying notes to financial statements.

KRAFT RT.
STATEMENT OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
For The Two Years Ended December 31, 2005

	Common Stock Number of Shares	Stock Amounts	Additional Paid In Capital	Accumulated Deficit	Other Comprehensive Income (Loss)	Total

Balance at January 1, 2004	5,000	$240,400	$253,781	$(21,004)	$(11,379)	$461,798

Net loss for the year ended December 31, 2004	—	—	—	(675,961)	—	(675,961)

Foreign currency translation adjustment	—	—	—	—	5,325	5,325

Balance at December 31,2004	5,000	240,400	$253,781	$(696,965)	$(6,054)	$(208,838)

Net loss for the year ended December 31, 2005	—	—	—	(270,018)	—	(270,018)

Foreign currency translation adjustment	—	—	—	—	38,051	38,051

Balance at December 31, 2005	5,000	$240,400	$253,781	$(966,983)	$31,997	$(440,805)

See accompanying notes to financial statements.

KRAFT RT.
STATEMENT OF CASH FLOWS
For The Years Ended DECEMBER 31,

	2005	2004
Cash Flows From Operating Activities
Net income (loss)	$(270,018)	$(675,961)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	12,687	24,083
(Reversal) Provision of doubtful accounts	(26,056)	22,838
Forgiveness of debt - net	(263,949)	—
Change in assets and liabilities:
Decrease in accounts receivables	247,746	53,370
Decrease in income tax assets	9,700	4,099
Decrease in inventory	10,004	352,061
(Increase) decrease in prepaid and other current assets	(82,445)	26,121
Decrease in other assets	322	83
(Decrease) increase in accounts payable	(219,586)	228,054
(Decrease) in income tax payable	—	(6,862)
(Decrease) increase in other current liabilities	(19,699)	7,820
Increase in advances from customers	45,294	18,201
Net cash provided by (used in) operating activities	(556,000)	53,907

Cash Flows From Investing Activities

Purchase of equipment	(93,493)	(505)
Net cash used in investing activities	(93,493)	(505)

Cash Flows From Financing Activities
Repayment of notes payable, net	21	(41,267)
Advances from related parties	118,593	3,807
Proceeds from notes payable	500,000	799
Net cash provided by (used in) financing activities	618,614	(36,661)

Effect of exchange rate - change on cash	38,051	5,325
Net increase in cash & cash equivalents	7,172	22,066
Cash and cash equivalents, beginning	25,909	3,843
Cash and cash equivalents, ending	$33,081	$25,909

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest	$22,308	$3,818
Cash paid during the period for income taxes	1,363	—
Abandonment of fixed assets-Net book value
In exchange for debt forgiveness	$16,008	$—

See accompanying notes to financial statements.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

Kraft Rt. (the “Company”), is formed in 1991 under the laws of the Country of Hungary, and is in the business of designing, manufacturing and marketing Solar Panel equipment on a world wide basis.

CASH EQUIVALENTS

For purpose of the Statements of Cash Flows, the Company considers all highly liquid investments purchased with a maturity date of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out method. Inventories consist primarily of raw material, work-in process, which includes allocated labor as well as finished goods.

PROPERTY AND EQUIPMENT

Property and equipment are recorded on the basis of cost. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (Note D).

IMPAIRMENT OF LONG LIVED ASSETS

The company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

REVENUE RECOGNITION

For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104"), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101") SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1. Persuasive evidence of an arrangement exists; 2)delivery has occurred; 3) the selling price is fixed and determinable; and 4) collectibility is reasonable assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required. Deferred revenues as of December 31, 2005 and 2004 $99,238 and $53,944, respectively. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

REVENUE RECOGNITION (continued)

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectibility is reasonable assured and title and risk of ownership is passed to the customer, which is usually upon shipment. However, certain customers traditionally have requested to take title and risk of ownership prior to shipment revenue for these transactions are recognized only when:

1. Title and risk of ownership have passed to the customer;

2. The Company has obtained a written fixed purchase commitment;

3. The customer has requested the transaction be on a bill and hold basis;

4. The customer has provided a delivery schedule;

5. All performance obligations related to the sale have been completed;

6. The product has been processed to the customer’s specifications, accepted by the customer and made ready for shipment;

7. The product is segregated and is not available to fill other orders.

The remittance terms for these “bill and hold” transactions are consistent with all other sale by the company. There were no bill and hold transactions at December 31, 2005 and 2004.

Currently, there are no warranties provided with the purchase of the Company‘s products. The cost of replacing defective products and product returns have been immaterial and within management’s expectations. In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

ADVERTISING

The Company follows that policy of charging the costs of advertising to expenses as incurred. Advertising costs as of December 31, 2005 and 2004 are $2,072 and $5,278 respectively.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2"), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and developments cost are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred $0 and $386,199 expenditures on research and product development for the years ended December 31, 2005 and 2004, respectfully.

INCOME TAXES

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, “Accounting for Income Taxes”. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities or a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. The Company has not accrued deferred taxes as of December 31, 2005 and 2004 as the book tax differences are deemed to be immaterial.

STOCK BASED COMPENSATION

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS No. 148"), “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

STOCK BASED COMPENSATION (continued)

The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at December 31, 2005 and 2004, respectively.

SEGMENT INFORMATION

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131") establishes standards for reporting operation segments in annual financial statements and requires selected information for those segments t be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

FOREIGN CURRENCY TRANSLATION

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”. Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder’s equity. Foreign currency transaction gains and losses are included in the statement of shareholders equity and the statement of operations when applicable.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and related party receivable. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $540 and $26,596 at December 31, 2005 and 2004, respectively.

COMPREHENSIVE INCOME (LOSS)

The company adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS) No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

LIQUIDITY

As shown in the accompanying consolidated financial statements, the Company incurred net losses of $(270,018) and $(675,961) for the year ended December 31, 2005 and 2004, respectively. The Company’s current liabilities exceeded its current assets by $421,096 as of December 31, 2005.

NET EARNINGS (LOSSES) PER COMMON SHARE

The Company computes earnings per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128"). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company’s stock options and warrants (calculated using the treasury stock method).

RECLASSIFICATIONS

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

NEW ACCOUNTING PRONOUNCEMENTS

In March 2005, the FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than its last quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (FASB) No. 154, “Accounting Changes and Error Corrections, a replacement of APB opinion No. 20 and FASB Statement No. 3.” SFAS 154 Requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 in effect to accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NEW ACCOUNTING PRONOUNCEMENTS (continued)

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 (“ SAB 107”). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies.  In particular SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123(R), the modification of employee share options prior to adoption of SFAS 123(R) and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123(R).

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE B - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Components of inventories as of December 31, 2005 and 2004 consist of the following.

	2005	2004
Finished Goods	$148,522	$113,917
Work in Progress	186,325	206,060
Raw Materials	46,527	71,401

	$381,374	$391,378

NOTE C - PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment at December 31, consist of the following:

	2005	2004
Land and buildings	$12,842	$12,842
Furniture and fixture	35,875	24,347
Machinery, plant and equipment	150,748	128,025

Total	199,465	165,214

Less accumulated depreciation	50,963	97,518

Property and equipment	$148,502	$67,696

Depreciation expense included as a charge to income amounted to $12,687 and $24,083 for the years ended December 31, 2005 and 2004, respectively. During the year ended December 31, 2005, The Company wrote off machinery and equipment with a gross value of $59,242 which were fully depreciated.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE D - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” (“SFAS 107"), defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company includes fair value information in the notes to consolidated financial statement when the fair value of its financial instrument is materially different from the book value. The carrying value of the Company’s cash and cash equivalents, short-term debt securities held to maturity, time deposits, receivables, other current assets, accounts payable, and accrued liabilities, included in the accompanying balance sheets, approximate the estimated fair value of those instruments because of their short-term nature. The fair value of the notes payable to banks based on the interest rates currently available for borrowings with similar terms and maturities approximates the carrying amount of those borrowings. The fair value of the amounts due to and from a related party cannot be determined due to the uncertainty as to the timing of repayment.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2005 and 2004, are as follows:

	2005	2004
Accounts payable	$66,969	$344,370
Accrued payroll and payroll taxes	71,064	304,713
Other accrued expenses	45,620	18,105
	$183,653	$667,188

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE F - NOTES PAYABLE OTHER

A summary of notes payable other at December 31, 2005 and 2004 consists of the following:

	2005	2004

Demand note payable; interest payable at 5%per annum; unsecured	$20,052	$20,031

Demand note payable; interest payable at 10%per annum; unsecured	500,000	-
	$520,052	$20,031

NOTE G - NOTES PAYABLE SHAREHOLDERS

A summary of notes payable the Company’s controlling shareholder at December 31, 2005 and 2004 consists of the following:

	2005	2004

Note payable to Company shareholder in monthly installments of interest only at 5% per annum; unsecured; maturity date is August 31, 2005. The company is in default under the term of the note agreement	$25,068	$25,041

Note payable to Company shareholder in monthly installments of interest only at 0% per annum; unsecured; maturity date is July 31, 2005. The company is in default under the term of the note agreement	13,035	13,018

Note payable to Company shareholder in monthly installments of interest only at 12.5% per annum; unsecured; maturity date is January 31, 2005. The company is in default under the term of the note agreement	—	2,781

Note payable to Company shareholder in monthly installments of interest only at 5% per annum; unsecured; maturity date is March 29, 2005. The company is in default under the term of the note agreement
Note payable shareholders - current	121,330	—
	$159,433	$40,840

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE H - DIVIDENDS PAYABLE

In 2000 and 2001 the Company’s Board of Directors declared a dividend to its shareholders. However based on the Companies limited financial resources it has been able to pay it. The shareholders have agreed to the deferment of this dividend until the company financially can afford paying it. At December 31, 2005 and 2004 the outstanding balance was $172,531.

NOTE I - CAPITAL STOCK

As of December 31, 2005 and 2004, the Company has issued and outstanding 5,000 shares of common stock, with a stated value of $48 per share.

NOTE J - INCOME TAXES

Deferred income taxes result from timing differences for tax purposes and for financial statement purposes in deductions for depreciation, state tax provisions, and bad debt reserve. These temporary differences along with net operating loses carry-forwards can result a net deferred tax asset or liabilities.

In assessing the realizability of deferred tax asset, management considers whether it is more likely that not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Based on management considerations of the scheduled reversal of timing differences, projections of future taxable income, and tax planning strategies, it is more likely than not that the deferred tax asset will not be realized. We have provided a valuation allowance reducing the net realizable benefits of these deductible differences to zero at December 31, 2005.

A income tax provision for the years ended December 31, 2005 and 2004 consists of the following:

	2005	2004
Hungarian income taxes	$41,160	$21,134

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE K - ECONOMIC DEPENDENCY

During the year ended December 31, 2005 approximately $425,215, or 61% of total revenues were derived from 2 major customers. During the year ended December 31, 2005 approximately $118,087, or 29% of total materials were purchased from one vendor.

NOTE L - COMMITMENTS AND CONTINGENCIES

Lease Agreement

In November 2005, the Company entered into a three year fixed term lease agreement for its corporate offices and facilities in Budapest, Hungary at a rate ranging from $4,543 to $15,433 per month as the lease has provisions for additional space for the period calendar year of 2006 and beyond. The lease agreement provides for moderate increases in rent after the first year in accordance with the inflationary index published by the Central Statistical Office. The 3 year minimum future cash flow for the leases at December 31, 2005 is as follows:

Fiscal Year	Amount
December 31, 2006	$158,873
2007	185,196
2008	185,196
$529,265

Rental expenses charged to operations for the year ended December 31, 2005 and 2004 are $81,038 and $235,057 respectively.

Employment and Consulting Agreements

The Company has employment agreements with all of its employees. In addition to salary and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE M - RELATED PARTY TRANSACTIONS

The Company’s President and principal shareholder has advanced funds to the Company for working capital purposes in the form of unsecured interest bearing demand notes (see Note G). The amounts due the Company’s President at December 31, 2005 and 2004 were $159,433 and $40,840, respectively.

NOTE N - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 2005 and 2004, the company incurred losses of $270,018 and $675,961, respectively. The Company’s current liabilities exceeded its current assets by $421,096 as of December 31, 2005. These factors among other may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and services and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company is actively pursing additional equity financial through discussions with investment banker and s and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE N - GOING CONCERN MATTERS (continued )

If operations and cash flows continue to improve through these efforts, management believes that the company can continue to operate. However, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems.